Exhibit 99.1

(1)         The amount reported includes an aggregate of 8,468,313 shares of Common Stock of UAP Holding Corp. (the “Issuer”) that are owned of record by Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V (A), L.P., Apollo Netherlands V (B), L.P. and Apollo German Partners V GmbH & Co. KG (collectively, the “Apollo Funds”).  Apollo Management V, L.P. (“Management”) serves as the manager of each of the Apollo Funds.  AIF V Management, Inc. (“AIF V”) is the general partner of Management.  Apollo Advisors V, L.P. (“Advisors”) is the general partner of each of the Apollo Funds.  Apollo Capital Management V, Inc. (“ACM V”) is the general partner of Advisors.  The Apollo Funds, Management, Advisors, AIF V and ACM V, and Messrs. Leon Black and John Hannan, the executive officers and directors of AIF V and ACM V, disclaim ownership of all shares in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

This Statement on Form 4 is filed by Apollo Management V, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V (A), L.P., Apollo Netherlands V (B), L.P., Apollo German Partners V GmbH & Co. KG and Apollo Advisors V, L.P.  The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer:  Apollo Management V, L.P.

Date of Event Requiring Statement:  March 9, 2006

Issuer Name and Ticker or Trading Symbol: UAP Holding Corp. (UAPH)

APOLLO INVESTMENT FUND V, L.P.

By: APOLLO ADVISORS V, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO OVERSEAS PARTNERS V, L.P.

By: APOLLO ADVISORS V, L.P.
Its Managing General Partner

By: APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO NETHERLANDS PARTNERS V (A), L.P.

By: APOLLO ADVISORS V, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO NETHERLANDS PARTNERS V (B), L.P.

By: APOLLO ADVISORS V, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO GERMAN PARTNERS V GmbH & CO. KG

By: APOLLO ADVISORS V, L.P.
Its General Partner

By: APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO MANAGEMENT V, L.P.

By: AIF V MANAGEMENT, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO ADVISORS V, L.P.

By: APOLLO CAPITAL MANAGEMENT V, INC.
Its General Partner

By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President